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FORM NO. 7

                             THE COMPANIES ACT 1981
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL
                                       OF
                            ASIA GLOBAL CROSSING LTD.

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                  (hereinafter referred to as "the Company")

         DEPOSITED in the office of the Registrar of Companies on the     day of
September, 2000, in accordance with the provisions of section 45(3) of the Companies Act 1981.

Minimum Share Capital of the Company                                US$12,000.00

Authorized Share Capital of the Company                             US$12,000.00

Increase of Share Capital as authorized
by a resolution passed by written resolution                    US$25,188,000.00
of the shareholder of the Company on the                   ---------------------
              day of September, 2000

AUTHORIZED SHARE CAPITAL AS INCREASE                            US$25,200,000.00
                                                           ---------------------

DULY STAMPED in the amount of BD$NIL being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.



                                                     /s/ S. Wallace Dawson, Jr.
                                                     ---------------------------
                                                     S. Wallace Dawson, Jr.
                                                     Secretary



DATED THIS          day of September, 2000.




NOTE: This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.